                                                                      Exhibit 12

                    Computation of Earnings to Fixed Charges
                                 CSX Corporation
                       Ratio of Earnings to Fixed Charges
                              (Millions of Dollars)

                                                                                  FOR THE FISCAL YEARS ENDED
                                                      --------------------------------------------------------------------
                                                      DEC. 28, 2001    DEC. 29, 2000    DEC. 31, 1999    DEC. 25, 1998
                                                      ---------------  ---------------  ---------------  ---------------
Earnings:

                  Earnings Before Income Taxes         $         448    $         277    $         104    $         744
                  Interest Expense                     $         518    $         550    $         528    $         513
                  Amortization of debt discount        $           -    $           1    $           -    $           1
                  Interest Portion of Fixed Rent       $          88    $         109    $         151    $         183
                  Undistributed earnings of
                  unconsolidated subsidiaries          $          (2)   $         (18)   $         (58)   $        (238)

                                                      ---------------  --------------   ---------------  ---------------
                  Earnings, as Adjusted                $       1,052    $         919    $         725    $       1,203
                                                      ---------------  --------------   ---------------  ---------------

Fixed Charges:
                  Interest Expense                     $         518    $         550    $         528    $         513
                  Capitalized Interest                 $           7    $           6    $           8    $           9
                  Amortization of Debt Discount        $           -    $           1    $           -    $           1
                  Interest Portion of Fixed Rent       $          88    $         109    $         151    $         183
                                                      ---------------  ---------------  ---------------  ---------------
                  Fixed Charges                        $         613    $         666    $         687    $         706
                                                      ---------------  ---------------  ---------------  ---------------

                                                      --------------------------------------------------------------------
                  Ratio of Earnings to Fixed Charges             1.7 x            1.4 x            1.1 x            1.7 x
                                                      --------------------------------------------------------------------


                                                      ---------------
                                                      DEC. 26, 1997
                                                      ---------------
Earnings:

                  Earnings Before Income Taxes         $       1,159
                  Interest Expense                     $         458
                  Amortization of debt discount        $           4
                  Interest Portion of Fixed Rent       $         196
                  Undistributed earnings of
                  unconsolidated subsidiaries          $        (150)

                                                      ---------------
                  Earnings, as Adjusted                $       1,667
                                                      ---------------

Fixed Charges:
                  Interest Expense                     $         458
                  Capitalized Interest                 $           3
                  Amortization of Debt Discount        $           4
                  Interest Portion of Fixed Rent       $         196
                                                      ---------------
                  Fixed Charges                        $         661
                                                      ---------------

                                                      ---------------------------
                  Ratio of Earnings to Fixed Charges             2.5 x
                                                      ---------------------------
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